                                  SCHEDULE 14C
                                 (Rule 14c-101)
                  Information Required in Information Statement

                            Schedule 14C Information

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                        Davis International Series, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
  (Name of Person(s) Filing Information Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
       1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------
       2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------
       4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------
       5) Total fee paid:

       -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

       2)  Form, Schedule or Registration Statement No.:

       3)  Filing Party:

       4)  Date Filed:


CONTENTS

1.    Information Statement and  Notice of Special Meeting of Shareholders
2.    Appendices

      A: Eligible Votes and Large Shareholders
      B: Officers of Davis International Series, Inc., the Adviser and the
         Sub-Adviser
      C: New Advisory  and Sub-Advisory Agreements

                                   INFORMATION
                                    STATEMENT

             INFORMATION STATEMENT AND NOTICE OF SPECIAL MEETING OF
                                  SHAREHOLDERS
             OF DAVIS INTERNATIONAL TOTAL RETURN FUND TO BE HELD ON
                                FEBRUARY 23, 2001

                        DAVIS INTERNATIONAL SERIES, INC.
                        2949 EAST ELVIRA ROAD, SUITE 101
                              TUCSON, ARIZONA 85706
                                 1-800-279-0279
--------------------------------------------------------------------------------

PURPOSE OF THIS INFORMATION STATEMENT

This Information Statement is being furnished to shareholders of Davis International Total Return Fund , an authorized series of Davis International Series, Inc., ("Fund"), to inform them of a Special Meeting of Shareholders. The meeting will be held at 3480 East Britannia Drive, Tucson, Arizona 85706, on February 23, 2001, beginning at 9 a.m. Mountain Time. This Information Statement is first being mailed to shareholders on or about February 9, 2001. Shareholders will vote on the following two proposals:

1. TO ELECT DIRECTORS. Shareholders are being asked to elect or re-elect directors. Nine of the twelve nominees are independent of the investment adviser.

2. TO APPROVE A NEW SUB-ADVISORY AGREEMENT. Shareholders are being asked to approve the New Sub-Advisory Agreement with Fiduciary International, Inc. The agreement is not being materially changed, fees are not being increased, and the same portfolio manager will continue managing the Fund.

NO SOLICITATION OF PROXIES

Davis Selected Advisers, L.P. ("Adviser"), its officers and affiliates own a controlling majority of the Fund's eligible vote and intend to vote to approve both of the proposals described in this Information Statement. No proxies will be solicited. The cost of distributing this Information Statement and holding the shareholder meeting (including reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of Fund shares) will be paid by the Fund, except that Fiduciary International, Inc will bear the costs associated with Proposal 2.

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

--------------------------------------------------------------------------------

PROPOSAL 1:
--------------------------------------------------------------------------------
ELECTION OF DIRECTORS

The Fund's Directors are responsible for protecting the interests of the Fund's shareholders. The Directors meet regularly to review the Fund's activities, contractual arrangements and performance. Directors are fiduciaries and have an obligation to serve the best interests of shareholders. In addition, the Directors review Fund performance, oversee Fund activities and review contractual arrangements with companies that provide services to the Fund.

It is proposed that shareholders elect twelve (12) nominees to serve as Directors, each to hold office until a successor is elected and qualified. Each nominee has consented to being named in this Information Statement and has agreed to serve as a Director, if elected. The Directors do not know of any reason why any nominee would be unable or unwilling to serve as a Director, but if any nominee should become unable to serve prior to the meeting, the controlling shareholders intend to vote for another person of their choice as nominee or nominees. As of December 31, 2000 ("Record Date"), none of the nominees owned more than 1% of any Class of the Fund's shares. Appendix A lists all shareholders that owned 5% or more of any Class of the Fund's shares on Record Date.

At a meeting held December 5, 2000 the Directors discussed the advantages of "merging" the Fund's board of directors with that of the other Davis Funds. The Directors of the Fund and the Directors of the other Davis Funds consider many of the same issues at most board meetings. The Fund's Directors concluded that it would be in the best interests of the Fund and its shareholders if the directors of the other Davis Funds also served as Directors of the Fund. Thereafter, the Fund would participate in the joint board meetings held for the other Davis Funds. The Fund's Nominating Committee was familiar with each of the nominees and recommended that the full board call for a special meeting of shareholders to elect each of the nominees to begin service as Directors immediately upon election by shareholders.

INFORMATION ABOUT THE NOMINEES

This table shows basic information about each nominee. Each nominee currently serves as a Director of each of the other Davis Funds. For purposes of their duties as Directors, the address of each individual listed below is 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706. Nine of the twelve nominees are Independent Directors (that is, they are not "interested persons" as defined in the 1940 Act). The interested Directors are indicated by footnote below.

   NAME/BIRTHDATE                 DIRECTOR SINCE                       PRINCIPAL OCCUPATION
------------------------------------------------------------------------------------------------------------
WESLEY E. BASS, JR.                  nominee           Director of each of the Davis Funds; President,
August 21, 1931                                        Bass & Associates (a financial consulting firm);
                                                       former First Deputy City Treasurer, City of
                                                       Chicago; former Executive Vice President, Chicago
                                                       Title and Trust Company

JEREMY H. BIGGS*                December 12, 1994      Director and Chairman of the Fund, Director and
August 16, 1935                                        Chairman of each of the Davis Funds; Consultant to
                                                       the Adviser; Director of the Van Eck Chubb Funds;
                                                       Vice Chairman, Head of Equity Research Department,
                                                       Chairman of the U.S. Investment Policy Committee
                                                       and member of the International Investment
                                                       Committee of Fiduciary Trust Company International


                                                      2



   NAME/BIRTHDATE                 DIRECTOR SINCE                       PRINCIPAL OCCUPATION
------------------------------------------------------------------------------------------------------------
MARC P. BLUM                         nominee           Director of each of Davis Funds; Chief Executive
September 9, 1942                                      Officer, World Total Return Fund, LLP; Counsel to
                                                       Gordon, Feinblatt, Rothman, Hoffberger and
                                                       Hollander, LLC (attorneys); Director, Mid-Atlantic
                                                       Realty Trust

ANDREW A. DAVIS*                     nominee           Vice President of the Fund; Director and President
June 25, 1963                                          or Vice President of each of the Davis Funds,
                                                       Director and Vice President of Selected American
                                                       Shares, Inc., Selected Special Shares, Inc., and
                                                       Selected Capital Preservation Trust; Director and
                                                       President, Venture Advisers, Inc.; President, Davis
                                                       Investments, LLC; Director and Vice President, Davis
                                                       Selected Advisers - NY, Inc.

CHRISTOPHER C. DAVIS*            December 8, 1997      Director and President of the Fund; Director and
July 13, 1965                                          Chief Executive Officer or President of each of the
                                                       Davis Funds; Director and President or Vice President
                                                       of Selected American Shares, Inc., Selected Special
                                                       Shares, Inc., and Selected Capital Preservation Trust;
                                                       Sole Member and Chief Executive Officer of Davis
                                                       Investments, LLC; Director and Vice Chairman of
                                                       Venture Advisers, Inc.; Director, Chairman, Chief
                                                       Executive Officer, Davis Selected Advisers - NY, Inc.;
                                                       Chairman and Director, Shelby Cullom Davis Financial
                                                       Consultants, Inc.; Employee of Shelby Cullom Davis &
                                                       Co., a registered broker/dealer; Director, Rosenwald,
                                                       Roditi and Company, Ltd., an offshore investment
                                                       management company

G. BERNARD HAMILTON              February 5, 1997      Director of the Fund; Director of each of the Davis
March 18, 1937                                         Funds; Managing General Partner, Avanti Partners, L.P.

JERRY D. GEIST                       nominee           Director of each of the Davis Funds; Chairman,
May 23, 1934                                           Santa Fe Center; Chairman, Energy & Technology
                                                       Company, Ltd., Director, CH2M-Hill, Inc.; Member,
                                                       Investment Committee for Microgeneration Technology
                                                       Fund, UTECH Funds; Retired Chairman and President,
                                                       Public Service Company of New Mexico

D. JAMES GUZY                        nominee           Director of each of the Davis Funds; Chairman, PLX
March 7, 1936                                          Technology, Inc. (a manufacturer of semiconductor
                                                       circuits); Director, Intel Corp. (a manufacturer of
                                                       semiconductor circuits), Cirrus Logic Corp. (a
                                                       manufacturer of semi-conductor circuits) and
                                                       Alliance Technology Fund (a mutual fund); Micro
                                                       Component Technology, Inc.; and Novellus Systems,
                                                       Inc. (a manufacturer of semi-conductor equipment)


                                                      3



   NAME/BIRTHDATE                 DIRECTOR SINCE                       PRINCIPAL OCCUPATION
------------------------------------------------------------------------------------------------------------
LAURENCE W. LEVINE                   nominee           Director of each of the Davis Funds; Partner,
April 9, 1931                                          Bigham, Englar, Jones and Houston (attorneys);
                                                       United States Counsel to Aerolineas Argentia;
                                                       United States Counsel to Banco de la Ciudad de
                                                       Buenos Aires; Director, various private companies

THEODORE B. SMITH, JR.          December 12, 1994      Director of the Fund; Chairman, President and CEO
December 23, 1932                                      of John Hassall, Inc.; Managing Director John
                                                       Hassall, Ltd.; Chairman of John Hassall Japan,
                                                       Ltd.; Chairman of Cantrock Realty; Chairman of
                                                       McCallum Die; Trustee, Deputy Mayor and
                                                       Commissioner of Public Services for the
                                                       Incorporated Village of Mill Neck

CHRISTIAN R. SONNE                   nominee           Director of each of the Davis Funds; General
May 6, 1936                                            Partner of Tuxedo Park Associates (a land holding
                                                       and development firm); President and Chief Executive
                                                       Officer of Mulford Securities Corporation (a private
                                                       investment fund) until 1990; formerly Vice President
                                                       of Goldman Sachs & Co.

MARSHA WILLIAMS                      nominee           Director of each of the Davis Funds; Director of
March 28, 1951                                         Selected American Shares, Inc., Selected Special
                                                       Shares, Inc., and Selected Capital Preservation
                                                       Trust; Chief Administrative Officer of Crate &
                                                       Barrel; Director, Modine Manufacturing, Inc.;
                                                       Director, Chicago Bridge & Iron Company, M.V.;
                                                       former Vice President and Treasurer, Amoco
                                                       Corporation


* Jeremy H. Biggs, Andrew A. Davis and Christopher C. Davis are "interested persons" of the Fund as defined by the 1940 Act.

Mr. Biggs is an owner and an officer of Fiduciary Trust Company International, and also an owner of the Adviser and Principal Underwriter.

Andrew A. Davis and Christopher C. Davis are both owners and officers of the Adviser and owners of the Principal Underwriter.


DIRECTOR ACTIVITIES AND COMPENSATION

MEETINGS AND COMMITTEES. The Fund's Directors met five times in person during calendar year 1999 and four times in person during calendar year 2000. In each year, each Director attended at least 75% of those meetings.

The Fund has an Audit Committee, which is comprised entirely of Independent Directors. The Audit Committee reviews financial statements and other audit-related matters for the Fund. The Audit Committee also holds discussions with management and with the Independent Accountants concerning the scope of the audit and the Auditor's independence. The Audit Committee meets at least quarterly and, if necessary, more frequently. The Audit Committee met four times during the Fund's most recent fiscal year, and each member of the committee attended at least 75% of those meetings. The Audit Committee has a written charter.

The Fund also has a Nominating Committee, which is comprised entirely of Independent Directors, which meets as often as deemed appropriate by the Nominating Committee. The Nominating Committee did not meet during the Fund's most recent fiscal year, but met after completion of the fiscal year to consider the nominees currently being presented for election by shareholders. The Nominating Committee reviews and nominates persons to serve as members of the board of directors, and reviews and makes recommendations concerning the compensation of the Independent Directors. The chair of the Nominating Committee also serves as the Lead Independent Director. The Nominating Committee does not ordinarily consider nominees recommended by shareholders. However, shareholders may propose nominees by writing to the Nominating Committee, in care of the secretary of the Davis Funds, at 2949East Elvira, Suite 101, Tucson, Arizona 85706.

COMPENSATION OF DIRECTORS. Directors who are also "interested persons" of the Fund receive no compensation from the Fund. Officers of the Fund receive no compensation from the Fund.

In the fiscal year ended September 30, 2000, each Independent Director received a quarterly fee of $1,000, and an additional aggregate of $250 for each regular meeting of the board of directors which they attended, and was reimbursed for all reasonable out-of-pocket expenses.

After the nominees are elected to the board of directors, the new Independent Directors' fees will be shared by all of the Davis Funds. The Davis Funds pay each Independent Director an aggregate quarterly fee of $9,450 an additional aggregate of $4,050 for each regular meeting attended, and reimburses all reasonable out-of-pocket expenses. The Chairman of the Audit Committee also receives an additional $900 per meeting. The Vice Chairman of the Audit Committee also receives an additional $450 per meeting. The Davis Funds have no bonus, pension, profit sharing or retirement plans. The compensation paid to each Director of the Davis Funds is shown in the table below.

                                           AGGREGATE COMPENSATION
                                              FISCAL YEAR 2000


                                             DAVIS INTERNATIONAL         TOTAL COMPENSATION FROM THE DAVIS
     NAME/POSITION                              SERIES, INC.*                      FUND COMPLEX
----------------------------------------------------------------------------------------------------------
WESLEY E. BASS, JR.                                  $0                                $xx
Nominee
JEREMY H. BIGGS                                      $0                                 $0
Director/nominee
MARC P. BLUM                                         $0                                $xx
Nominee
ANDREW A. DAVIS                                      $0                                 $0
Nominee
CHRISTOPHER C. DAVIS                                 $0                                 $0
Director/nominee
G. BERNARD HAMILTON                                  $xx                               $xx
Director/nominee
JERRY D. GEIST                                       $0                                $xx
Nominee
D. JAMES GUZY                                        $0                                $xx
Nominee
LAURENCE W. LEVINE                                   $0                                $xx
Nominee
THEODORE B. SMITH, JR.                               $xx                               $xx
Director/nominee
CHRISTIAN R. SONNE                                   $0                                $xx
Nominee
MARSHA WILLIAMS                                      $0                                $xx
Nominee

The Adviser, its officers and affiliates own a controlling majority of the Fund's eligible vote and intend to vote to approve Proposal 1.

PROPOSAL 2:
--------------------------------------------------------------------------------
TO APPROVE OF THE NEW SUB-ADVISORY AGREEMENT WITH
FIDUCIARY INTERNATIONAL, INC.

The Directors, including the Independent Directors, have approved and recommended that shareholders approve a New Sub-Advisory Agreement between Fiduciary International, Inc., and the Adviser to provide services to the Fund ("New Sub-Advisory Agreement"). The New Sub-Advisory Agreement is identical in all material respects to, and essentially a continuation of, the existing sub-advisory agreement dated January 1, 2001 ("Current Sub-Advisory Agreement"). The Adviser, its officers and affiliates own a controlling majority of the Fund's eligible vote and intend to vote to approve Proposal 2.

As required by the 1940 Act, the Current Sub-Advisory Agreement provides for automatic termination upon its assignment. In the first quarter of 2001 Fiduciary International, Inc., proposes to undergo a change of control (described below) resulting in an assignment, as that term is defined in the 1940 Act. Consequently, if the change of control is completed, the Current Sub-Advisory Agreement will terminate. To ensure the continuity of sub-advisory services provided to Fund, shareholders are being asked to approve the New Sub-Advisory Agreement. All information in this Information Statement concerning Fiduciary International, Inc., Fiduciary Investment Corporation, Fiduciary Trust Company International, and Franklin Resources, Inc., has been provided by Fiduciary International, Inc.

INFORMATION CONCERNING FIDUCIARY INTERNATIONAL, INC. Fiduciary International, Inc., has served as sub-adviser to the Fund since March 1, 2000. Fiduciary International, Inc., is a subsidiary of Fiduciary Investment Corporation, which in turn is a subsidiary of Fiduciary Trust Company International, a New York state-chartered bank specializing in investment management activities. Fiduciary International, Inc., conducts investment research and makes investment decisions for the Fund pursuant to the Current Sub-Advisory Agreement. Fiduciary International, Inc., acts as an investment advisor with respect to a number of other mutual funds, including one fund with investment objectives similar to that of the Fund, FTI International Equity Fund (annual advisory fee of 1.00%, net assets of $98,368,257 as of December 31, 2000). The officers of the Fund and Fiduciary International, Inc., will not change as a result of the change in control. Officers are listed in Appendix B.

PROPOSED CHANGE IN CONTROL. On October 25, 2000, Franklin Resources, Inc., (operating as Franklin Templeton Investments) and Fiduciary Trust Company International announced the signing of a definitive agreement under which Franklin Resources will acquire Fiduciary Trust Company International in an all-stock transaction valued at approximately $825 million. The transaction, which is subject to shareholder and regulatory approvals and other customary closing conditions, is expected to be completed in the first quarter of calendar 2001. Both Fiduciary Trust Company International and Franklin Resources, Inc., have structured this transaction to ensure continuity of client relationships and of each firm's distinct investment processes in order to establish a combined enterprise with a solid global platform.

Fiduciary International, Inc., has advised the Directors and the Fund that the changes in the ownership structure of Fiduciary Trust Company International, Fiduciary Investment Corporation and Fiduciary International, Inc., are not expected to affect the day-to-day operations or portfolio management of the Fund. However, these changes may constitute a technical assignment of the Current Sub-Advisory Agreement under the 1940 Act, resulting in a termination of the Current Sub-Advisory Agreement. Accordingly, to ensure the continuity of sub-advisory services provided to Fund, the Directors, including the Independent Directors, have approved and recommended that shareholders approve the New Sub-Advisory Agreement to take effect upon completion of the change in control.

TERMS OF THE NEW SUB-ADVISORY AGREEMENT WITH FIDUCIARY INTERNATIONAL, INC. Shareholders are being asked to approve the New Sub-Advisory Agreement with Fiduciary International, Inc., without material change from the Current Sub-Advisory Agreement. The Adviser, its officers and affiliates own a control-ling majority of the Fund's eligible vote and intend to vote to approve the New Sub-Advisory Agreement. The following discussion of the New Sub-Advisory Agreement is qualified in its entirety by reference to the form of the New Sub-Advisory Agreement set forth in Appendix C. The Adviser, not the Fund, pays for Fiduciary International, Inc.'s services.

As under the Current Sub-Advisory Agreement, Fiduciary International, Inc., located at Two World Trade Center, New York, New York 10048, agrees to act as the investment sub-adviser for the Fund and manage the investment and reinvestment of the assets of the Fund subject to the supervision of the board of directors and the Adviser. Fiduciary International, Inc., is responsible for complying with stated policies and applicable laws. As payment for its services, the Adviser pays Fiduciary International, Inc., a fee based upon a percentage of net assets: 0.50% of the first $250 million, 0.45% of the next $250 million and 0.40% of the amount in excess of $500 million. The Adviser and not the Fund pays all the fees paid to Fiduciary International, Inc. The New Sub-Advisory Agreement will not affect the fees paid by the Fund.

In the absence of willful misfeasance, bad faith or gross negligence or reckless disregard of its obligations and duties, Fiduciary International, Inc., will not be subject to liability to the Fund or any shareholder for any act or omission in the course of, or in connection with, rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

The New Sub-Advisory Agreement shall become effective on the later of (i) the effective date of changes in the ownership structure of Fiduciary Trust Company International and Franklin Resources, Inc., or (ii) the first business day after the date of the changes in the ownership structure when this Agreement shall have been approved in accordance with the 1940 Act. Unless sooner terminated as hereunder provided, it shall initially remain in effect for a period of two years. Thereafter, subject to the termination provisions, the New Sub-Advisory Agreement shall continue in force from year to year, but only as long as such continuance is specifically approved, at least annually, in the manner required by the 1940 Act; provided, however, that if the continuation of the New Sub-Advisory Agreement is not approved, Fiduciary International, Inc., may continue to serve in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

If for some unforeseen reason the New Sub-Advisory Agreement is not approved at the meeting of shareholders, the Directors will consider other options. If Proposal 2 is not approved, the Current Sub-Advisory Agreement with Fiduciary International, Inc., will continue in effect through January 1, 2003 (unless terminated sooner, for example by the proposed changes in the ownership structure), and thereafter only as long as its continuance is approved at least annually as described above.

The last time the Current Sub-Advisory Agreement was presented to shareholders for approval was December 1, 2001, because a change of control at the Adviser.

MATTERS CONSIDERED BY THE DIRECTORS. On December 5, 2000, the Directors, including all of the Independent Directors, discussed the proposed change in control. The Directors, including all of the Independent Directors, approved the New Sub-Advisory Agreement to take effect following approval by shareholders and completion of the proposed change in control, and also called for a meeting of shareholders to approve the New Sub-Advisory Agreement.

In its consideration of the New Investment Advisory Agreement, the Directors, including the Independent Directors, received information describing Franklin Resources, Inc., and the proposed changes in the ownership structure. The Directors, including the Independent Directors, did not identify any single factor as all-important or controlling, but among other factors considered the following: (i) that the change in control will not result in a material change in the terms of the sub-advisory agreement, the sub-advisory fees, or any of the Fund's investment objectives or policies; (ii) although ownership structure of Fiduciary International, Inc., will change, the Directors received assurances from Fiduciary International, Inc., that there would be no material change in the personnel providing services to the Fund and no reduction in the nature or quality of those services; (iii) the Directors were informed by Fiduciary International, Inc., that it did not foresee any changes in the day-to-day operations of Fiduciary International, Inc., as a result of the change in control; and (iv) the Directors will again consider whether to continue the New Sub-Advisory

Agreement in a meeting to be held in March 2001 and, at that time will review updated information concerning the Fund's investment performance, the amount and structure of the sub-advisory fees, Fiduciary International, Inc.'s organizational capability and financial condition. Based on their evaluation of all material factors and assisted by the advice of counsel for the Independent Directors, the Directors and Independent Directors concluded that the New Sub-Advisory Agreement is fair and reasonable, and voted to approve it. The Directors, including the Independent Directors, also voted to approve the submission of the New Sub-Advisory Agreement to shareholders. The Adviser, its officers and affiliates own a controlling majority of the Fund's eligible vote and intend to vote to approve Proposal 2.

GENERAL INFORMATION:
--------------------------------------------------------------------------------

CORPORATE ORGANIZATION. The Fund is organized as a Maryland corporation and is registered as a diversified open-end investment management company, commonly known as a mutual fund. Davis International Total Return Fund is currently the only series offered to the public by the Fund. Davis International Total Return Fund's investment objective is total return through capital growth and/or income. Davis International Total Return Fund pursues this objective by investing primarily in the common stock of foreign companies and in common stock issued by U.S. companies doing substantial business in foreign markets.

WHO MAY VOTE. The Directors have fixed the Record Date as of the close of business on December 31, 2000. Only those shareholders who own shares of the Fund on the close of business on Record Date are entitled to notice of and to vote at the meeting. The holder of each full share outstanding as of the close of business on Record Date is entitled to one vote for each dollar of net asset value and each fractional share is entitled to a proportionate share of one vote upon each matter properly submitted to the meeting. The Fund is authorized to issue four Classes of shares (A, B, C and Y), each with different expenses and different net asset values. Appendix A shows the eligible votes and shareholders owning more than 5% of any Class of the Fund's shares.

QUORUM AND VOTING REQUIREMENTS. Record Date shareholders are entitled to vote on both proposals. In order to take action on any proposal (or element of a proposal), a "quorum" or a majority of the votes entitled to be cast on that proposal must be represented in person or by proxy. The Adviser, its officers and affiliates own the majority of the Fund's shares and therefore constitute a quorum and have a controlling vote. The Adviser and its officers and affiliates intend to vote to approve both of the proposals.

VOTING ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING. A shareholder vote may be taken on any other matter to come properly before the meeting prior to such adjournment(s) if sufficient votes to approve such matter have been received and such vote is otherwise appropriate. The Directors do not presently know of any matter to be considered at the meeting other than the matters described in this Information Statement.

SUBMISSION OF SHAREHOLDER PROPOSALS. The Fund is not required to hold annual shareholders' meetings and does not intend to do so.

The Fund may hold special meetings as required or as deemed desirable by its Directors for other purposes, such as: changing fundamental policies, electing or removing directors, or approving or amending an investment advisory agreement. In addition, special shareholder meetings may be called for upon the written request of shareholders having at least 25% of the eligible votes that could be cast at the meeting.

Shareholders wishing to submit proposals for inclusion in an Information Statement for a future shareholder meeting should send their written submissions to Davis International Series, Inc., at 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706. Proposals must be received a reasonable time in advance of a proxy solicitation to be included. Submission of a proposal does not guarantee inclusion in an information or proxy statement because the proposal must comply with certain federal securities regulations.

SHAREHOLDER REPORTS. The Fund will furnish, without charge, a copy of its most recent Annual Report and Semiannual Report to any shareholder upon request. Shareholders desiring a copy of such reports should direct all written requests to the Davis Funds, P.O. Box 8406, Boston, Massachusetts 02266-8406, or should call Davis Funds at 1-800-279-0279.

NOTICE TO BANKS, BROKERS-DEALERS AND VOTING TRUSTEES AND THEIR NOMINEES. Please advise the Fund in writing, whether other persons are the beneficial owners of the shares for which this Information Statement is being provided and, if so, the number of copies of the Information Statement, Annual Reports or Semiannual Reports you wish to receive in order to supply copies to such owners. Write to Davis International Series, Inc., 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706.

IMPORTANT SERVICE PROVIDERS

DAVIS FUNDS.
2949 East Elvira Road, Suite 101, Tucson, Arizona 85706.

The Davis Funds include nine funds which are offered to the public:
Davis International Total Return Fund,
Davis New York Venture Fund,
Davis Growth & Income Fund,
Davis Growth Opportunity Fund,
Davis Financial Fund,
Davis Real Estate Fund,
Davis Convertible Securities Fund,
Davis Government Bond Fund, and
Davis Government Money Market Fund;

The Davis Funds include three funds which are sold exclusively to insurance company separate accounts:
Davis Value Portfolio,
Davis Financial Portfolio, and
Davis Real Estate Portfolio.

ADVISER. Davis Selected Advisers, L.P.;
2949 East Elvira Road, Suite 101, Tucson, Arizona 85706.
Davis Selected Advisers -NY, Inc., a wholly owned subsidiary of the Adviser, also provides sub-advisory services to the Fund. The Adviser pays all of Davis Selected Advisers - NY, Inc.'s advisory fees.

SUB-ADVISER. Fiduciary International, Inc.
Two World Trade Center, New York, New York 10048.

PRINCIPAL UNDERWRITER. Davis Distributors, LLC
2949 East Elvira Road, Suite 101, Tucson, Arizona 85706.

INDEPENDENT ACCOUNTANTS. KPMG LLP

COUNSEL. D'Ancona & Pflaum

CUSTODIAN. State Street Bank

TRANSFER AGENT. Boston Financial Data Services

By order of the Board of Directors



----------------------------------
Thomas Tays, Secretary


================================================================================


LIST OF APPENDICES


APPENDIX A:      Eligible Votes and Large Shareholders

APPENDIX B:      Officers of Davis International Series, Inc. and Fiduciary
                 International, Inc.

APPENDIX C:      New Sub-Advisory Agreement

APPENDIX A:
--------------------------------------------------------------------------------
ELIGIBLE VOTES AND LARGE SHAREHOLDERS


ELIGIBLE VOTES
as of December 31, 2000

       FUND               CLASS A        CLASS B        CLASS C       CLASS Y        TOTAL
---------------------------------------------------------------------------------------------
DAVIS INTERNATIONAL              xx             xx             xx            xx            Xx
TOTAL RETURN FUND


The following table sets forth the name and holdings of any person(s) known by the Davis Funds to be a record owner(s) of more than 5% of the outstanding shares of any Class of the Fund as of December 31, 2000. Other than as indicated below, Davis International Series, Inc., is not aware of any shareholder that beneficially owns in excess of 25% of the Fund's total outstanding shares.

SHAREHOLDERS OWNING MORE THAN 5% OF SHARES OF ANY CLASS as of December 31, 2000

NAME AND ADDRESS OF SHAREHOLDER                                               % OF CLASS       NUMBER OF
                                                                             OUTSTANDING     SHARES OWNED

DAVIS INTERNATIONAL TOTAL RETURN FUND - CLASS A SHARES
Shelby Cullom Davis & Co.                                                             xx%               xx
Investment # 3
906 Fifth Avenue, 11th Floor
New York, NY 10017-1021

Davis Selected Advisers, L.P.                                                         xx%               Xx
Attention: John Gilding
Elvira Road, Suite 101
Tucson, Arizona  85706

DAVIS INTERNATIONAL TOTAL RETURN FUND - CLASS B SHARES

Merrill Lynch Pierce Fenner & Smith                                                   xx%               xx
Mutual Fund Operations
4800 Deerlake Drive East, 2nd Floor
Jacksonville, FL 32246-6484

DAVIS INTERNATIONAL TOTAL RETURN FUND - CLASS C SHARES

Prudential Securities Inc. FBO                                                        xx%               Xx
Bank One Trustco NA Trustee
FBO Elkhorn LLC
Under TR#43576008 DTD 3/22/00
500 Skokie Blvd., Ste. 310
Northbrook, IL 60062-2830


                                       A-1



APPENDIX A:
--------------------------------------------------------------------------------
ELIGIBLE VOTES AND LARGE SHAREHOLDERS (CONT.)


Salomon Smith Barney Inc.                                                             xx%               Xx
00172862835
333 W. 34th St. #3
New York, NY 10001-2483

DAVIS INTERNATIONAL TOTAL RETURN FUND - CLASS Y SHARES

Merrill Lynch Pierce Fenner & Smith                                                   xx%               Xx
Mutual Fund Operations
4800 Deerlake Drive East, 2nd Floor
Jacksonville, FL 32246-6484


APPENDIX B:
--------------------------------------------------------------------------------
OFFICERS OF DAVIS INTERNATIONAL SERIES, INC., AND
FIDUCIARY INTERNATIONAL, INC.



                  OFFICERS OF DAVIS INTERNATIONAL SERIES, INC.

       NAME                           BIRTHDATE                         POSITION
--------------------------------------------------------------------------------------------
CHRISTOPHER C. DAVIS(1)             July 13, 1965              President

ANDREW DAVIS(2)                     June 25, 1963              Vice President

KENNETH C. EICH(3)                 August 14, 1953             Vice President

SHARRA L. REED(3)                 September 25, 1966           Vice President, Treasurer and
                                                               Assistant Secretary

THOMAS D. TAYS(3)                   March 7, 1957              Vice President and Secretary

All Officers of the Fund are also officers of the Adviser.
The principal occupation of each of the officers is working for the Adviser and/or its affiliates.

(1) Davis Selected Advisers - NY, Inc., 609 Fifth Avenue, New York,
    New York 10017.
(2) Davis Selected Advisers - NY, Inc., 124 East Marcy Street, Santa Fe,
    New Mexico 87501.
(3) Davis Selected Advisers, L.P., 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706.


                    OFFICERS OF FIDUCIARY INTERNATIONAL, INC.

      FIDUCIARY INTERNATIONAL, INC. IS ORGANIZED AS A DELAWARE CORPORATION.
                         ITS OFFICERS AND DIRECTORS ARE:

      NAME                                             POSITION
---------------------------------------------------------------------------------------------------------
James C. Goodfellow        President of Fiduciary International Inc.; serves Fiduciary Trust Company
                           International as Vice Chairman and Executive Vice President.

Anne M. Tatlock            Chairman/Director of Fiduciary International Inc.; serves Fiduciary Trust
                           Company International as Chairman and Chief Executive Officer, and as a member of the Global Investment Committee and Investment Policy Committee

William Y. Yun             Director of Fiduciary International, Inc.; serves Fiduciary Trust Company
                           International as President and as a member of the Global Investment Committee and Investment Policy Committee

Christine M. Ferrante      Treasurer of Fiduciary International Inc.; serves Fiduciary Trust Company
                           International as Senior Vice President and Comptroller

Carol K. Demitz            Director of Fiduciary International Inc.; serves Fiduciary Trust Company
                           International as Senior Vice President, Chief Corporate Counsel and Secretary

The principal occupation of each of the directors and officers is working for Fiduciary International, Inc., and its parent company, Fiduciary Trust Company International. Both Fiduciary International, Inc. and Fiduciary Trust Company, International, Inc., maintain their principal offices at Two World Trade Center, New York, New York 10048.

APPENDIX C:
--------------------------------------------------------------------------------
NEW SUB-ADVISORY AGREEMENT,


                        DAVIS INTERNATIONAL SERIES, INC.

                          FIDUCIARY INTERNATIONAL, INC.

                             SUB-ADVISORY AGREEMENT

                                FEBRUARY 24, 2001



Fiduciary International, Inc.
Two World Trade Center
New York, New York 10048

Re: Sub-Advisory Agreement for Davis International Total Return Fund, An Authorized Series of Davis International Series, Inc.

Gentlemen:

This is to confirm that Davis Selected Advisers, L.P. ("DSA") is retaining you as Investment Sub-Adviser for the portfolio of the International Total Return Fund (the "Fund") of Davis International Series, Inc. (the "Company").

This letter sets forth the terms and conditions of your retention. If they are acceptable to you, please acknowledge in the space provided. Upon your acceptance, the retention and the mutual obligations in respect thereto shall be effective as provided herein. The terms and conditions are as follows:

1. Investment Services. You shall act as the Investment Sub-Adviser for the Fund and will manage the investment and reinvestment of the assets of the Fund subject to the supervision of the Board of Directors of the Company, DSA, which serves as Adviser to the Company, and to any applicable provisions as in effect from time to time of (a) the Articles of Incorporation and Bylaws of the Company, (b) the prospectus, statement of additional information, and other information set forth in the Fund's registration documents under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), including any supplements thereto, and (c) the Investment Advisory agreement between DSA and the Company (the "Investment Advisory Agreement") in respect to the Fund and the Company's Code of Ethics. You acknowledge that you have received copies of the above documents as in effect on the date of your acceptance of this letter. The undersigned agrees that it will promptly deliver to you any amendments, changes or additions of or to these documents. Without limitation, you agree that all securities transactions will conform to (a) the stated objectives and policies of the Fund, (b) the brokerage policies set forth in the Investment Advisory Agreement (which are hereby incorporated by reference herein) and the registration documents, and (c) those investment and brokerage policies directed by the Board of Directors of the Company or any committee thereof, that have been provided to you.

2. Independent Contractor. You shall be an independent contractor. Unless otherwise expressly provided or authorized hereunder, or by the Board of Directors of Company, you have no authority to represent the Company or the Fund in any way or otherwise be an agent of the Company or the Fund. You shall also not represent or be the agent of the undersigned except as expressly provided or authorized hereunder, or as authorized by the undersigned in any other writing.

APPENDIX C:
--------------------------------------------------------------------------------
NEW SUB-ADVISORY AGREEMENT (CONT.)


3. Reports and Records. You agree to provide DSA with any reasonable reports, analyses or other documentation DSA requires to carry out its responsibilities under its Investment Advisory Agreement with the Fund, including those related to the placement of security transactions, its administrative responsibilities, and its responsibility to monitor compliance with stated investment objectives, policies and limitations and the investment performance of the Fund. You agree, directly or through an agent, to provide daily information with respect to the portfolio transactions of the Fund to DSA. You agree to provide all documentation reasonably required by DSA to maintain the Fund's accounting records in accordance with the 1940 Act and the Investment Advisers Act of 1940 (the "Advisers Act") and the regulations issued thereunder, and to preserve copies of all documents and records related to asset transactions, positions and valuations related to the Fund in the manner and for the periods prescribed by such regulations. You agree that all documents and records maintained by you with respect to the Fund, exclusively relating to the Fund, are the property of the Company and will be surrendered to DSA or the Company upon the request of either. You agree to provide information and to allow inspection of such documents and records at reasonable times by any authorized representative of DSA, the Company's Board of Directors or any committee thereof, the Company's independent public accountants, or appropriate regulatory authorities.

4. Make Personnel Available. You agree to make your personnel engaged in activities on behalf of the Fund available at reasonable times for consultations with DSA personnel and the Company's Board of Directors, or any committee thereof, including attendance at their meetings, wherever situated. Travel, meals and lodging expenses for such purposes shall be reimbursed.

5. Facilities, Equipment, and Personnel. You agree to provide office facilities, equipment and personnel for carrying out your duties hereunder at your own expense except as specifically provided hereunder.

6. Non-Exclusive Agreement. It is agreed that your services are not to be deemed exclusive and you shall be free to render similar or other services to others.

7. Standard of Care and Liability. (a) Neither DSA nor you, nor any officers, directors, employees, agents, controlling persons, assigns or directors of the Company shall be liable for any error of judgment or law, or for any loss suffered by the Company or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect DSA or you against any liability to the Company or its shareholders to which DSA or you might otherwise be subject by reason of any willful misconduct, gross negligence, or actions taken in bad faith in the discharge of your respective obligations and performance of your respective duties under this Agreement.

     (b) Notwithstanding Section 7(a) of this Agreement, DSA agrees to indemnify and hold harmless you and any affiliated person (except the Company), and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("Controlling Person") you (all of such persons being referred to as "Sub-Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities (excluding salary charges of your employees, officers or partners), or litigation (including legal and other) expenses to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, any other statute, common law or otherwise, arising out of DSA's responsibilities to the Company which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by or which is the responsibility of DSA and contained in the Registration Statement or prospectus or statement of additional information covering shares of the Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission or failure to state therein a material fact known or which should have been known to DSA and was required to be stated therein or necessary to make the statements therein not misleading, unless such

APPENDIX C:
--------------------------------------------------------------------------------
NEW SUB-ADVISORY AGREEMENT (CONT.)


     statement or omission was made in reliance upon information furnished to DSA or the Company or to any person affiliated with DSA by a Sub-Adviser Indemnified Person, in writing, for inclusion in the Registration Statement or prospectus or statement of additional information; or (2) may be based upon a failure by DSA to comply with, or a breach of, any provision of this Agreement or any other agreement with the Fund; or (3) may be based upon misfeasance or negligence by DSA in the discharge of its duties and performance of its obligations under this Agreement or any other agreement with the Fund; provided, however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of any misfeasance or negligence in the discharge of its obligations and the performance of its duties under this Agreement.

     (c) Notwithstanding Section 7(a) of this Agreement, you agree to indemnify and hold harmless DSA, any person affiliated with DSA (except the Company), and each person, if any, who, within the meaning of the 1933 Act controls ("Controlling Person") DSA (all of such persons being referred to as "Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of DSA), or litigation (including legal and other) expenses to which an Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, any other statute, common law or otherwise, arising out of your responsibilities as a sub-investment adviser to the Fund which
     (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by you for inclusion in the Registration Statement or prospectus or statement of additional information covering shares of the Fund, or any amendment thereof or any supplement thereto, or, with respect to a material fact supplied by you for inclusion in the Registration Statement or prospectus or statement of additional information, the omission or alleged omission or failure to state therein a material fact known or which should have been known to you and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to you, or the Company, or to any person affiliated with you or the Company by an Adviser Indemnified Person; or (2) may be based upon a failure by you to comply with, or a breach of, any provision of this Agreement or any other agreement with the Fund; or (3) may be based upon misfeasance or negligence by you in the discharge of your duties and performance of your obligations under this Agreement or any other agreement with the Fund; provided, however, that in no case shall the indemnity in favor of the Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of any misfeasance or negligence in the discharge of its obligations and the performance of its duties under this Agreement.

     (d) Neither DSA nor you shall be liable under this Section with respect to any claim made against an Indemnified Person unless such Indemnified Person shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Person (or such Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the Indemnified Person against whom such action is brought otherwise than on account of this section. In case any such action is brought against the Indemnified Person, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Indemnified Person. If the indemnifying party assumes the defense and the selection of counsel by the indemnifying party to represent both the Indemnified Person and the indemnifying party would result in a conflict of interest and would not, in the reasonable judgment of the Indemnified Person, adequately represent the interests of the Indemnified Person, the indemnifying party will, at its own expense, assume the defense with counsel to the indemnifying party and, also at its own expense, with separate counsel to

APPENDIX C:
--------------------------------------------------------------------------------
NEW SUB-ADVISORY AGREEMENT (CONT.)


     the Indemnified Person which counsel shall be satisfactory to the indemnifying party and the Indemnified Person. The Indemnified Person will bear the fees and expenses of any additional counsel retained by it, and the indemnifying party shall not be liable to the Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not have the right to compromise or settle the litigation without the prior written consent of the Indemnified Person of the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Indemnified Person.

8. Compensation. DSA shall pay you a portion of the fee it receives from the Company with respect to the Fund under the Investment Advisory Agreement based upon the attached fee schedule, and shall reimburse expenses expressly approved for reimbursement by DSA. You agree that neither the Company nor the Fund is responsible or paying your sub-advisory fees. Payment for your services and reimbursement of expenses approved by DSA shall be made monthly. From time to time, with your express written approval, DSA may waive any part or all of the fees due to it under the Investment Advisory Agreement for the period specified in such writing. Such approval shall constitute a waiver by you of your portion of the waived fees.

8. Effective Date. This Agreement shall become effective on the later of (i) the effective date of the changes in the ownership structure of Fiduciary Trust Company International and Franklin Resources, Inc. described herein, or (ii) the first business day after the date of the changes in the ownership structure when this Agreement shall have been approved in accordance with the 1940 Act. Unless sooner terminated as hereunder provided, it shall initially remain in effect for a period of two years. Thereafter, subject to the termination provisions herein, this Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved, at least annually, in the manner required by the 1940 Act; provided, however, that if the continuation of this Agreement is not approved, you may continue to serve in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

     Franklin Resources, Inc. (operating as Franklin Templeton Investments) and Fiduciary Trust Company International (Fiduciary International, Inc.'s corporate parent) have announced the signing of a definitive agreement under which Franklin Resources will acquire Fiduciary Trust Company International in an all-stock transaction. This change in ownership structure, which is subject to shareholder and regulatory approvals and other customary closing conditions, is expected to be completed in the first quarter of calendar 2001.

10. Termination. This Agreement shall automatically terminate immediately in the event of its assignment (except as otherwise permitted by the 1940 Act or rules thereunder) or in the event of the termination of the Investment Advisory Agreement. This Agreement may be terminated without penalty at any time (a) upon sixty (60) days' written notice to you by DSA, or upon such sixty (60) days' written notice to you by the Company pursuant to action by the Board of Directors of the Company, or by the vote of a majority of the outstanding voting securities of the Fund, or (b) upon sixty (60) or more days' written notice by you to DSA and the Company. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth in the 1940 Act and the rules and regulations thereunder. Termination of this Agreement shall not affect your right to receive payments of the unpaid balance of the compensation earned and reimbursable expenses incurred prior to such termination.

11. Severability. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

APPENDIX C:
--------------------------------------------------------------------------------
NEW SUB-ADVISORY AGREEMENT (CONT.)


12. Choice of Law. This Agreement shall be construed according to the laws of the State of New York. It may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

Yours very truly,

Davis Selected Advisers, L.P., by
Davis Investments, LLC, General Partner

-------------------------------------



ACCEPTED AND APPROVED this _______ day of _________________, _______.

Fiduciary International, Inc.

By
   ----------------------------------

APPENDIX C:
--------------------------------------------------------------------------------
NEW SUB-ADVISORY AGREEMENT (CONT.)



                          SUB-ADVISORY FEE SCHEDULE FOR
                          FIDUCIARY INTERNATIONAL, INC.


A monthly fee as of the last day of each month in each year based upon the average daily value of net assets during a month for which the monthly fee is calculated as follows:

                                            Value of Average Daily Net
                                            Assets of the Total Return
Monthly Rate                                Fund During the Month
------------                                ---------------------
1/12 of 0.50% of                            First $250 Million
1/12 of 0.45% of                            Next $250 Million
1/12 of 0.40% of                            Amount in excess of $500 Million